UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

CME GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in the attached press release, CME Group Inc. (“CME Group” or the “Company”) announced new senior leadership appointments in its finance and legal divisions.

Jack Tobin, 63, will be appointed to the role of Managing Director, Deputy Chief Financial Officer as of November 2, 2026. Mr. Tobin has served as Managing Director and Chief Accounting Officer since 2015. He most recently served as Managing Director, Corporate Finance since 2007. Prior to our merger with CBOT Holdings, Mr. Tobin served as the Director, Corporate Finance for CBOT Holdings and CBOT from 2002 to 2007. Prior to joining CBOT, Mr. Tobin served as a principal consultant with PricewaterhouseCoopers from 1997 to 2002. Mr. Tobin is a registered certified public accountant.

Mr. Tobin will assume the role of Chief Financial Officer in March 2027, effective with Lynne Fitzpatrick’s transition to the role of Chief Executive Officer, as detailed in the Company’s Current Report on Form 8-K filed on June 17, 2026. As the Senior Managing Director, Chief Financial Officer, Mr. Tobin will be a member of the Company’s Management Team.

Matthew Render, 47, will succeed Mr. Tobin as the Company’s Managing Director, Chief Accounting Officer effective as of November 2, 2026. Mr. Render joined CME Group as the Managing Director, Deputy Chief Accounting Officer in August 2026. Prior to joining CME Group, Mr. Render was the Global Head of Financial Reporting, Accounting Policy & Finance Transformation at Citadel and Citadel Securities since 2018. Prior to that, Mr. Render held various accounting and financial roles at BP, including as Chief Financial Officer for BP, Cherry Point from 2016 to 2018, Head of Commodity Risk - Products from 2014 to 2016, Head of Accounting and Reporting for Global Oil Americas from 2013 to 2014 and Assistant Head of Accounting Policy, Integrated Supply and Trading from 2012 to 2013. Prior to that, Mr. Render was an assurance senior manager with Ernst & Young LLP from 2002 to 2012. Mr. Render is a registered certified public accountant. Mr. Render’s appointment as the Chief Accounting Officer was not pursuant to any arrangement or understanding between him and any other person. There are also no family relationships between Mr. Render and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Tobin and Mr. Render will participate in the Company’s compensation program on terms available to similarly situated executive officers of the Company.

As disclosed in the Company’s Current Report on Form 8-K filed on September 11, 2025, Mr. Tobin previously communicated his plans to retire from the organization effective as of October 30, 2026. In light of the aforementioned leadership changes, Mr. Tobin will continue his tenure with the Company.

Additional changes to the leadership structure are discussed in the attached press release.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 9, 2026.

104	The cover page from CME Group Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: September 9, 2026	By:	/s/ Lynne Fitzpatrick
	Name:	Lynne Fitzpatrick
	Title:	Senior Managing Director, President and Chief Financial Officer
Principal Financial Officer and Duly Authorized Officer